UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

(Date of earliest event reported): December 19, 2005

BIOPURE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15167	04-2836871

(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
11 Hurley Street, Cambridge, Massachusetts 02141

(Address of principal executive offices, including zip code)
(617) 234-6500

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
SIGNATURE

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On December 19, 2005, Biopure received notice from the Nasdaq Stock Market stating that for 30 consecutive business days the bid price of the Company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4450(a)(5). This notification has no effect on the listing of the Company’s common stock at this time.
In accordance with Marketplace Rule 4450(e)(2), the Company has 180 calendar days to regain compliance. If at any time before June 19, 2006, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq will notify the Company that it has achieved compliance with the minimum bid price rule.
If the Company does not regain compliance with the minimum bid price rule by June 19, 2006, Nasdaq will provide written notification that the Company’s securities will be delisted. At that time, the Company may apply to transfer its securities to The Nasdaq Capital Market, provided it meets all requirements for initial listing on that market set forth in Marketplace Rule 4310(c). If the application is approved, the Company will be afforded the remainder of this market’s second 180 calendar day compliance period in order to regain compliance while on The Nasdaq Capital Market.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIOPURE CORPORATION
Date: December 19, 2005	By:	/s/ Francis H. Murphy
Francis H. Murphy
Chief Financial Officer